Exhibit 99.j.2

January 29, 2014

State Street Bank and Trust Company

1200 Crown Colony Drive

Crown Colony Office Park

Quincy, MA 02169

Attention:  Judith I. Charny, Vice President

Re:  Each Aberdeen fund identified on Exhibit A hereto (each, a “Fund”)

Ladies and Gentlemen:

Please be advised that each Fund has been incorporated and registered as a closed-end management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 21.5 (Additional Funds) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, each Fund hereby requests that your bank act as its Custodian under the terms of the Agreement, effective as of the date set forth opposite the Fund’s name on Exhibit A hereto.

Furthermore, please be advised that Aberdeen Funds’ series Aberdeen Global High Yield Bond Fund, having never launched, is being dissolved, and that the name of the Aberdeen U.S. High Yield Bond Fund shall be changed to Aberdeen High Yield Fund, effective February 28, 2014.

An updated Appendix A to the Agreement reflecting the aforementioned modifications is attached.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON EXHIBIT A AND APPENDIX A HERETO, EXCEPT FOR ABERDEEN GREATER CHINA FUND, INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN GREATER CHINA FUND, INC.

By:	/s/ Alan Goodson
Name:	Alan Goodson
Title:	President

Aberdeen Asset Management Inc.

1735 Market Street, 32nd floor, Philadelphia PA 19103

Telephone: (215) 405-5700

Aberdeen Asset Management Inc. is an Investment Adviser registered with the US Securities and Exchange Commission under the Investment Advisers Act of 1940.  Member of Aberdeen Asset Management Group of Companies. “Aberdeen” is a U.S. Registered service mark of Aberdeen Asset Management PLC.

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

EXHIBIT A

FUND NAME	EFFECTIVE DATE
Aberdeen Chile Fund, Inc.	April 1, 2014
Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.	April 1, 2014
Aberdeen Indonesia Fund, Inc.	April 1, 2014
Aberdeen Israel Fund, Inc.	April 1, 2014
Aberdeen Latin American Fund, Inc.	April 1, 2014
Aberdeen Greater China Fund, Inc.	February 14, 2014

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended January 29, 2014, Subject to the Effective Dates Noted Below

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds(1)

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen Small Cap Fund

Aberdeen China Opportunities Fund

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

(formerly, Aberdeen Optimal Allocations Fund: Specialty)

Aberdeen Dynamic Allocation Fund

(formerly, Aberdeen Optimal Allocations Fund: Moderate)

Aberdeen Diversified Alternatives Fund

(formerly, Aberdeen Optimal Allocations Fund: Moderate)

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

(formerly, Aberdeen Emerging Markets Institutional Fund)

Aberdeen International Equity Fund

Aberdeen Global Fixed Income Fund

Aberdeen Global Small Cap Fund

Aberdeen Tax-Free Income Fund

Aberdeen Core Fixed Income Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

Aberdeen U.S. Equity Fund

Aberdeen High Yield Fund

(formerly, Aberdeen U.S. High Yield Bond Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen European Equity Fund

Aberdeen Latin American Equity Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.(2)

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.(2)

Aberdeen Indonesia Fund, Inc. (2)

Aberdeen Israel Fund, Inc. (2)

Aberdeen Latin American Fund, Inc.(2)

Aberdeen Greater China Fund, Inc.(3)

(1)  Amended to change the name of Aberdeen U.S. High Yield Bond Fund to Aberdeen High Yield Fund and to remove the Aberdeen Global High Yield Bond Fund, each such change effective February 28, 2014.

(2)  Effective April 1, 2014.

(3)  Effective February 14, 2014